                                                                   Exhibit 99(a)

               Cleveland-Cliffs Inc and Consolidated Subsidiaries
                 Schedule II - Valuation and Qualifying Accounts
                              (Dollars in Millions)



                                                                            Additions
                                                                            ---------
                                                                     Charged
                                                  Balance at         to Cost          Charged                         Balance at
                                                  Beginning            And            to Other                             End
               Classification                      of Year          Expenses          Accounts       Deductions          of Year
               --------------                      -------          --------          --------       ----------          -------
Year Ended December 31, 2001:
    Allowance for Doubtful Accounts               $  1.0            $ .9             $ --               $ .7            $ 1.2
    Other                                            4.0              --               --                 --              4.0

Year Ended December 31, 2000:
    Allowance for Doubtful Accounts                  2.2              --               --                1.2              1.0
    Other                                            3.9              .1               --                 --              4.0

Year Ended December 31, 1999:
    Allowance for Doubtful Accounts                  2.2              --               --                 --              2.2
    Other                                            4.1              --               --                 .2              3.9









                                       66